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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):        November 28, 1999

                              REDBACK NETWORKS INC.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                      000-25853                77-0438443
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(State or Other Jurisdiction           (Commission             (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


1389 Moffett Park Drive, Sunnyvale, California                    94089
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(Address of Principal Executive Offices)                       (Zip Code)

Company's telephone number, including area code:   (408) 548-3500

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         (Former Name or Former Address, if Changed Since Last Report.)


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ITEM 5. ACQUISITION OR DISPOSITION OF ASSETS.

               On November 28, 1999, Redback Networks Inc., a Delaware corporation (the "Company") and Siara Systems, Inc., a Delaware corporation ("Siara") entered into a Merger Agreement and Plan of Reorganization (the "Merger Agreement") and, subject to the conditions set forth therein (including approval by the stockholders of the Company and Siara), Siara will merge with and into the Company (such events constituting the "Merger"). Upon consummation of the Merger, the holders of capital stock of Siara will receive an aggregate of 31,341,986 shares of Common Stock of the Company, representing approximately 38% of the Company's total Common Stock (including options, warrants and other purchase rights exercisable for such Common Stock) outstanding immediately after the consummation of the Merger.

               In connection with entering into the Merger Agreement, certain stockholders of Siara and all directors and officers of the Company executed Irrevocable Proxy and Voting Agreements agreeing, among other things, to vote all shares of the Company's Common Stock owned or acquired by them in favor of the Merger.

               The foregoing summary of the Merger is qualified in its entirety by reference to the copy of the Merger Agreement included as Exhibit 2.1 to this Form 8-K.


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ITEM 7. EXHIBITS

Exhibit
Number       Description
------       -----------
2.1          Merger Agreement and Plan of Reorganization, dated
             November 28, 1999.

99.1         Press release, dated November 29, 1999.



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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      REDBACK NETWORKS INC.

Date:  December 10, 1999               By: /s/ CRAIG GENTNER
                                           -------------------------------------
                                           Craig Gentner
                                           Chief Financial Officer and Secretary


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                                  EXHIBIT INDEX

 Exhibit
 Number       Description
 ------       -----------
 2.1          Merger Agreement and Plan of Reorganization, dated
              November 28, 1999.
 99.1         Press release, dated November 29, 1999.

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